Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference, in the following Registration Statements on Form S-8 (Nos. 333-143664 and 333-143661) and Form F-3 (No. 333-142237) of our report dated October 15, 2007 relating to the financial statements of Corgi International Limited (formerly Master Replicas, Ins.) appearing in the Annual Report on Form 20-F of Corgi International Limited (formerly Master Replicas, Inc.) for the fiscal year ended December 31, 2005.
/s/ Burr, Pilger & Mayer LLP
San Francisco, CA
October 15, 2007